UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

URSB Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56829	39-4348578
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11-15 Cooke Avenue, Carteret, New Jersey		07008
(Address of Principal Executive Offices)		(Zip Code)

(732) 541-5445

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2026, URSB Bancorp, Inc. (the “Company”) appointed Michael L. Hammer to its Board of Directors to serve in the class of Directors with terms expiring in 2026. His term will begin on July 29, 2026. United Roosevelt Savings Bank, the Company’s bank subsidiary, also appointed Mr. Hammer to serve on its Board of Directors, with his term beginning on July 29, 2026. Mr. Hammer was recommended to the Company’s Board of Directors by Lawrence B. Seidman, an investor in community banks.

Mr. Hammer has been appointed to serve on the Audit Committee and Nominating/Corporate Governance Committee of the Company’s Board of Directors, effective when his term begins.

Mr. Hammer is the Chief Compliance Officer and Portfolio Manager of Veteri Place Corporation, Parsippany, New Jersey, a registered investment advisory firm, and an Independent Registered Representative of LPL Financial, Fort Mill, South Carolina, a multi-line financial services firm. Previously, he was a member of the Board of Directors of the former HV Bancorp, Inc. and its bank subsidiary, Huntington Valley Bank, and served on the Audit Committee, and was a member of the Board of Directors of the former Simsbury Bank & Trust Company, Inc., Simsbury, Connecticut.

There are no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Hammer had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URSB Bancorp, Inc.

Date: June 26, 2026	By:	/s/ Kenneth R. Totten
Kenneth R. Totten
Chairman, President and Chief Executive Officer